As filed with the Securities and Exchange Commission on July 12, 2006.
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIASPACE INC.
(Exact Name of Issuer as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	76-0742386 (I.R.S. Employer Identification No.)
171 North Altadena Drive, Suite 101
Pasadena, CA 91107
(Address and Zip Code of Principal Executive Offices)
VIASPACE INC. 2005 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Carl Kukkonen
Chief Executive Officer
VIASPACE Inc.
171 North Altadena Drive, Suite 101
Pasadena, CA 91107 (626) 768-3360
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount Of
Title Of Each Class Of	To Be	Price Per	Offering	Registration
Securities To Be Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, $0.001 par value per share	28,000,000	$0.62	$17,360,000	$1,858.00

(1)	The number of shares of common stock, $0.001 par value per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the VIASPACE Inc. 2005 Stock Option Plan (the “Plan”). In accordance with Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the plans by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the plans or at what price such shares will be purchased. The above calculation is based on the offering of 28,000,000 shares registered hereunder at a purchase price of $0.62 per share, which is the average of the high and low prices of the Registrant’s Common Stock as listed on the OTCBB on July 10, 2006.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by VIASPACE Inc. (the “Registrant”) are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:
•	The Company’s Form 10-KSB Annual Report, filed with the SEC on March 31, 2006

•	The Company’s Form 10-KSB/A Amended Annual Report, filed with the SEC on April 27, 2006

•	The Company’s Form 10-QSB Quarterly Report, filed with the SEC on May 15, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on January 11, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on January 23, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on January 25, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on January 26, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on February 16, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on February 17, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on February 17, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on February 22, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 14, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 17, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 22, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 22, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 23, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 24, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 27, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 27, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on March 28, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 3, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 4, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 6, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 10, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 13, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 20, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on April 27, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 1, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 3, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 4, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 15, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 17, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 22, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on May 23, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on June 13, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on June 19, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on June 27, 2006

•	The Company’s Form 8-K Current Report, filed with the SEC on June 29, 2006
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES
     Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. The lack of cumulative voting rights could delay, defer or prevent a change in control of the company.
     Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Members of that firm own an aggregate of 3,645,900 shares of Common Stock of the Registrant.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Indemnification Of Directors And Officers
     Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.
     Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. That is not the case with our articles of incorporation which exclude directors from immunity in situations that include a:
(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.
     Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers, and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:
(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

     In addition, we have indemnified individual directors and officers under individual contract, provided, that we shall not be liable to any director or officer for any claim made against that person:
(1)	for which payment is made to that person under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(2)	based upon or attributable to the director or officer gaining in fact any personal profit or advantage that he was not legally entitled to;

(3)	for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

(4)	brought about or contributed to by the dishonesty of the director or officer seeking payment where final adjudication establishes that he committed (i) acts of active and deliberate dishonesty; or (ii) with actual dishonest purpose and intent which were material to the cause of action adjudicated.
     Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.
     Our bylaws also provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8. EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	VIASPACE Inc. 2005 Stock Incentive Plan dated October 20, 2005 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.2	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated May 18, 2006 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 23, 2006)

Exhibit
Number	Description of Exhibit

4.3	VIASPACE Inc. 2005 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.4	VIASPACE Inc. 2006 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 16, 2006)

5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C. *

23.1	Consent of Singer Lewak Greenbaum & Goldstein, LLP *

23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*	filed herewith
ITEM 9. UNDERTAKINGS
(1) The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on July 12, 2006.

VIASPACE INC.
By:	/s/ CARL KUKKONEN
	Name:	Carl Kukkonen
	Title:	Chief Executive Officer

POWERS OF ATTORNEY
     Each person whose signature appears below and whose name is marked with an asterisk (*) hereby constitutes and appoints Carl Kukkonen and Stephen J. Muzi, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on July 12, 2006.

SIGNATURE	TITLE	DATE

/s/ CARL KUKKONEN Carl Kukkonen	Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2006
/s/ STEPHEN J. MUZI Stephen J. Muzi	Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2006
/s/ AMJAD S. ABDALLAT Amjad S. Abdallat*	Director	July 12, 2006
/s/ BERNARD P. RANDOLPH Bernard Randolph*	Director	July 12, 2006
/s/ ANGELINA GALITEVA Angelina Galiteva*	Director	July 12, 2006

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number	Description of Exhibit

4.1	VIASPACE Inc. 2005 Stock Incentive Plan dated October 20, 2005 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.2	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated May 18, 2006 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 23, 2006)

4.3	VIASPACE Inc. 2005 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.4	VIASPACE Inc. 2006 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 16, 2006)

5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C.*

23.1	Consent of Singer Lewak Greenbaum & Goldstein, LLP*

23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*	Filed herewith